UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 1, 2010

WORLDWIDE ENERGY AND MANUFACTURING USA, INC.

 (Exact name of registrant as specified in its charter)

COLORADO	0-31761	84-1536519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 N. CANAL STREET, UNIT A&B, SOUTH SAN FRANCISCO, CA 94080
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (650) 794-9888

Copies to:

Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective July 1, 2010, Jehu Hand resigned from his position as a director of  Worldwide Energy & Manufacturing USA, Inc. (the “Company”).  Mr. Hand was one of the Company’s independent directors and served on the compensation and governance committees, from which he also resigned.  Mr. Hand did not have any disagreements with the Company.

On July 1, 2010, the board of directors of the Company appointed Dora Dong as an independent director. Since July 2008, Ms. Dong has served as the Vice President of the Silicon Valley Chinese American Computer and Commerce Association and from July 2006 to July 2008, served as its Chief Financial Officer.   Ms. Dong has been a member of the board of directors of the Silicon Valley Chinese American Computer and Commerce Association since July 2000. Additionally, Ms. Dong has served as a committee member of Su Zhou Overseas Chinese Association since May 2010 and was appointed to such position by the Su Zhou City Government. From May 2009 to the present, Ms. Dong has served as the President of New Continental - USA in Silicon Valley. From September 2009 to the present, Ms. Dong has served as the Chairman of Su Zhou New Continental Education Consulting Company Ltd. in China. Ms. Dong received her Bachelors of Science Degree in Business Administration from John F. Kennedy University in 1990.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(C) EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
99.1	Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC.

Date: July 7, 2010	By:	/s/ Jimmy Wang
Jimmy Wang
Chief Executive Officer